EXHIBIT 99.1
Pega Unlocks AI Potential in Q3 2025
•Annual Contract Value (ACV) grows 14% year over year
•Pega Cloud ACV increases 27% year over year
•Cash flow from operations and free cash flow grow 38% year over year
•Repurchased 8.7M shares for $393M year to date

WALTHAM, Mass. — October 21, 2025 — Pegasystems Inc. (NASDAQ: PEGA), the Enterprise Transformation Company™, released its financial results for the third quarter of 2025.
“Our differentiated AI strategy continues to resonate deeply with clients, prospects, and partners, unlocking new levels of speed, predictability, and scale in enterprise applications,” said Alan Trefler, founder and CEO. “The results speak for themselves as clients and partners embrace Pega Blueprint and commit to strategic transformation with Pega.”
“Our strong sales performance, powered by the momentum of Pega Blueprint, drove Q3 2025,“ said Ken Stillwell, Pega COO and CFO. “Pega Cloud ACV growth accelerated again, and we’ve generated $347M in operating cash flow allowing us to have a significant year of buybacks. These outcomes reflect our financial discipline, our digital transformation leadership, and the expanding AI opportunity.”
Financial and performance metrics (1)

Total ACV Growth 14%
Pega Cloud ACV Growth 27%
1,500M
1,000M
500M
0M
$1,360M
$719
$641
$1,557M
$742
$815
September 30, 2024
September 30, 2025
Pega Cloud ACV

1 Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.

EXHIBIT 99.1
(continued)
Reconciliation of ACV and Constant Currency ACV

(in millions, except percentages)	September 30, 2024	September 30, 2025	1-Year Change
ACV	$1,360	$1,557	14%
Impact of changes in foreign exchange rates	—	(5)
Constant currency ACV	$1,360	$1,552	14%
Note: Constant currency ACV is calculated by applying the September 30, 2024 foreign exchange rates to current period shown.

Cash Flow Growth

(Dollars in thousands, except per share amounts) (1)	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change	2025	2024	Change
Total revenue	$381,350	$325,050	17%	$1,241,495	$1,006,350	23%
Net income (loss) - GAAP	$43,364	$(14,390)	*	$158,863	$(19,901)	*
Net income - non-GAAP	$55,164	$34,594	59%	$245,857	$122,589	101%
Diluted earnings (loss) per share - GAAP	$0.24	$(0.08)	*	$0.86	$(0.12)	*
Diluted earnings per share - non-GAAP	$0.30	$0.19	58%	$1.34	$0.69	94%
* Not meaningful
(1) Per share amounts have been recast for all prior periods to reflect the effect of the Company’s two-for-one forward common stock split effected in the form of a stock dividend distributed on June 20, 2025.

(Dollars in thousands)	Three Months Ended September 30,				Change		Nine Months Ended September 30,				Change
	2025		2024				2025		2024
Pega Cloud	$184,549	48%	$144,108	44%	$40,441	28%	$502,415	40%	$409,096	41%	$93,319	23%
Maintenance	79,649	21%	80,702	25%	(1,053)	(1)%	235,288	20%	242,047	24%	(6,759)	(3)%
Subscription services	264,198	69%	224,810	69%	39,388	18%	737,703	60%	651,143	65%	86,560	13%
Subscription license	60,600	16%	45,420	14%	15,180	33%	327,118	26%	193,405	19%	133,713	69%
Subscription	324,798	85%	270,230	83%	54,568	20%	1,064,821	86%	844,548	84%	220,273	26%
Consulting	56,394	15%	54,364	17%	2,030	4%	174,639	14%	160,451	16%	14,188	9%
Perpetual license	158	—%	456	—%	(298)	(65)%	2,035	—%	1,351	—%	684	51%
Total revenue	$381,350	100%	$325,050	100%	$56,300	17%	$1,241,495	100%	$1,006,350	100%	$235,145	23%

Quarterly conference call
A conference call and audio-only webcast will be conducted at 8:00 a.m. EDT on Wednesday, October 22, 2025.
Members of the public and investors are invited to join the call and participate in the question and answer session by dialing 1 (800) 715-9871 (domestic) or 1 (646) 307-1963 (international) and using Conference ID 5464305, or via https://events.q4inc.com/attendee/290880287 by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.
Discussion of non-GAAP financial measures
Our non-GAAP financial measures should only be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. We believe that these measures help investors understand our core operating results and prospects, which is consistent with how management measures and forecasts our performance without the effect of often one-time charges and other items outside our normal operations. Management uses these measures to assess the performance of the company's operations and establish operational goals and incentives. They are not a substitute for financial measures prepared under U.S. GAAP. Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.
Forward-looking statements
Certain statements in this press release may be "forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
Words such as expects, anticipates, intends, plans, believes, will, could, should, estimates, may, targets, strategies, intends to, projects, forecasts, guidance, likely, and usually or variations of such words and other similar expressions identify forward-looking statements. These statements represent our views only as of the date the statement was made and are based on current expectations and assumptions.
Forward-looking statements deal with future events and are subject to risks and uncertainties that are difficult to predict, including, but not limited to:
•our future financial performance and business plans;
•the adequacy of our liquidity and capital resources;
•the successful execution of investments in artificial intelligence;
•the continued payment of our quarterly dividends;
•the timing of revenue recognition;
•variation in demand for our products and services, including among clients in the public sector;
•reliance on key personnel;
•reliance on third-party service providers, including hosting providers;
•compliance with our debt obligations and covenants;
•foreign currency exchange rates;
•potential legal and financial liabilities, as well as damage to our reputation, due to cyber-attacks;
•security breaches and security flaws;
•our ability to protect our intellectual property rights, costs associated with defending such rights, intellectual property rights claims, and other related claims by third parties against us, including related costs, damages, and other relief that may be granted against us;
•our ongoing litigation with Appian Corp. and associated legal proceedings;
•our client retention rate; and
•management of our growth.
These risks and others that may cause actual results to differ materially from those expressed in such forward-looking statements are described further in Part I of our Annual Report on Form 10-K for the year ended December 31, 2024, and other filings we make with the SEC.
Investors are cautioned not to place undue reliance on such forward-looking statements, and there are no assurances that the results included in such statements will be achieved. Although subsequent events may cause our view to change, except as required by applicable law, we do not undertake and expressly disclaim any obligation to publicly update or revise these forward-looking statements, whether as the result of new information, future events, or otherwise.
Any forward-looking statements in this press release represent our views as of October 21, 2025.

About Pegasystems
Pega provides the leading AI-powered platform for enterprise transformation. The world’s most influential organizations trust our technology to reimagine how work gets done by automating workflows, personalizing customer experiences, and modernizing legacy systems. Since 1983, our scalable, flexible architecture has fueled continuous innovation, helping clients accelerate their path to the autonomous enterprise. Ready to Build for Change®? Visit www.pega.com.
Press contact:
Lisa Pintchman
VP, Corporate Communications
lisapintchman.rogers@pega.com
617-866-6022

Investor contact:
Peter Welburn
VP, Corporate Development & Investor Relations
PegaInvestorRelations@pega.com
617-498-8968
All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Subscription services	$264,198	$224,810	$737,703	$651,143
Subscription license	60,600	45,420	327,118	193,405
Consulting	56,394	54,364	174,639	160,451
Perpetual license	158	456	2,035	1,351
Total revenue	381,350	325,050	1,241,495	1,006,350
Cost of revenue
Subscription services	42,978	36,868	122,616	108,930
Subscription license	314	384	1,060	1,504
Consulting	62,601	59,451	194,235	177,864
Perpetual license	—	3	6	12
Total cost of revenue	105,893	96,706	317,917	288,310
Gross profit	275,457	228,344	923,578	718,040
Operating expenses
Selling and marketing	140,129	127,669	425,329	395,125
Research and development	78,756	74,157	231,826	221,695
General and administrative	42,108	35,694	107,724	84,641
Litigation settlement, net of recoveries	—	—	—	32,403
Restructuring	(5)	2,485	(38)	3,283
Total operating expenses	260,988	240,005	764,841	737,147
Income (loss) from operations	14,469	(11,661)	158,737	(19,107)
Foreign currency transaction gain (loss)	7,154	(4,405)	(12,179)	(7,230)
Interest income	2,660	6,769	11,243	18,835
Interest expense	(144)	(1,639)	(1,172)	(5,047)
(Loss) on capped call transactions	—	(689)	(223)	(667)
Other (loss) income, net	(43)	—	19,247	1,684
Income (loss) before (benefit from) provision for income taxes	24,096	(11,625)	175,653	(11,532)
(Benefit from) provision for income taxes	(19,268)	2,765	16,790	8,369
Net income (loss)	$43,364	$(14,390)	$158,863	$(19,901)
Earnings (loss) per share
Basic	$0.25	$(0.08)	$0.93	$(0.12)
Diluted	$0.24	$(0.08)	$0.86	$(0.12)
Weighted-average number of common shares outstanding
Basic	170,567	171,250	171,045	170,036
Diluted	184,095	171,250	185,005	170,036
(1) The number of common shares and per share amounts have been recast for all prior periods to reflect the effect of the Company’s two-for-one forward common stock split effected in the form of a stock dividend distributed on June 20, 2025.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$148,699	$337,103
Marketable securities	202,663	402,870
Total cash, cash equivalents, and marketable securities	351,362	739,973
Accounts receivable, net	160,919	305,468
Unbilled receivables, net	175,732	173,085
Other current assets	123,791	115,178
Total current assets	811,804	1,333,704
Long-term unbilled receivables, net	105,863	61,407
Goodwill	81,402	81,113
Other long-term assets	293,717	292,049
Total assets	$1,292,786	$1,768,273
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,057	$6,226
Accrued expenses	51,857	31,544
Accrued compensation and related expenses	111,650	138,042
Deferred revenue	404,757	423,910
Convertible senior notes, net	—	467,470
Other current liabilities	21,131	18,866
Total current liabilities	597,452	1,086,058
Long-term operating lease liabilities	62,402	67,647
Other long-term liabilities	36,102	29,088
Total liabilities	695,956	1,182,793
Total stockholders’ equity	596,830	585,480
Total liabilities and stockholders’ equity	$1,292,786	$1,768,273

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2025	2024
Net income (loss)	$158,863	$(19,901)
Adjustments to reconcile net income (loss) to cash provided by operating activities
Non-cash items	182,243	180,036
Change in operating assets and liabilities, net	5,690	90,562
Cash provided by operating activities	346,796	250,697
Cash provided by (used in) investing activities	214,897	(215,999)
Cash (used in) provided by financing activities	(756,391)	26,949
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	6,971	4,591
Net (decrease) increase in cash, cash equivalents, and restricted cash	(187,727)	66,238
Cash, cash equivalents, and restricted cash, beginning of period	341,529	232,827
Cash, cash equivalents, and restricted cash, end of period	$153,802	$299,065

PEGASYSTEMS INC.
RECONCILIATION OF SELECTED GAAP AND NON-GAAP MEASURES (1)
(in thousands, except percentages and per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	Change	2025	2024	Change
Net income (loss) - GAAP	$43,364	$(14,390)	*	$158,863	$(19,901)	*
Stock-based compensation (2)	43,041	37,213		121,196	108,218
Restructuring	(5)	2,485		(38)	3,283
Legal fees	10,024	9,863		22,977	14,214
Litigation settlement, net of recoveries	—	—		—	32,403
Amortization of intangible assets	627	700		2,003	2,453
Interest on convertible senior notes	—	621		394	1,857
Capped call transactions	—	689		223	667
Foreign currency transaction (gain) loss	(7,154)	4,405		12,179	7,230
Other	94	—		(19,386)	(1,628)
Income taxes (3)	(34,827)	(6,992)		(52,554)	(26,207)
Net income - non-GAAP	$55,164	$34,594	59%	$245,857	$122,589	101%

Diluted earnings (loss) per share - GAAP	$0.24	$(0.08)	*	$0.86	$(0.12)	*
non-GAAP adjustments	0.06	0.27		0.48	0.81
Diluted earnings per share - non-GAAP	$0.30	$0.19	58%	$1.34	$0.69	94%

Diluted weighted-average number of common shares outstanding - GAAP	184,095	171,250	8%	185,005	170,036	9%
Capped call transactions	—	—		(1,599)	—
Stock-based compensation	—	8,194		—	7,024
Diluted weighted-average number of common shares outstanding - non-GAAP	184,095	179,444	3%	183,406	177,060	4%
* Not meaningful
Our non-GAAP financial measures reflect the following adjustments:
•Stock-based compensation: We have excluded stock-based compensation from our non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future revenues, we continue to evaluate our business performance, excluding stock-based compensation.
•Restructuring: We have excluded restructuring from our non-GAAP financial measures. Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as these amounts are not representative of our core business operations and ongoing operational performance.
•Legal fees: Legal and related fees arising from proceedings outside the ordinary course of business. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Litigation settlement, net of recoveries: Cost to settle litigation, net of insurance recoveries, arising from proceedings outside the ordinary course of business. See "Note 20. Commitments And Contingencies" in Item 8 of our Annual Report filed on Form 10-K for the year ended December 31, 2024 and prior filings for further information. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Amortization of intangible assets: We have excluded the amortization of intangible assets from our non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of acquisitions. Investors should note that intangible assets contributed to our revenues recognized during the periods presented and are expected to contribute to future revenues. Amortization of intangible assets is likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.

•Interest on convertible senior notes: In February 2020, we issued convertible senior notes (the “Notes”), due March 1, 2025, in a private placement. The Notes accrued interest at an annual rate of 0.75%, paid semi-annually in arrears on March 1 and September 1. The outstanding Notes were repaid in their entirety at maturity. We believe that excluding the amortization of issuance costs provides a useful comparison of our operational performance in different periods.
•Capped call transactions: We have excluded gains and losses related to our capped call transactions held at fair value under U.S. GAAP. The capped call transactions were expected to reduce common stock dilution and/or offset any potential cash payments we must make, other than for principal and interest, upon conversion of the Notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Foreign currency transaction (gain) loss: We have excluded foreign currency transaction gains and losses from our non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by foreign exchange market rates. Foreign currency transaction gains and losses are likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.
•Other: We have excluded gains and losses from our venture investments. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Diluted weighted-average number of common shares outstanding:
•Capped call transactions: In periods of GAAP net income, the shares calculated by applying the if-converted method related to the Company’s Notes are included in the diluted weighted-average shares outstanding if they are dilutive. The capped call transactions were expected to reduce common stock dilution and/or offset any potential cash payments the Company must make, other than for principal and interest, upon conversion of the Notes. We believe that including the expected impact of the capped call transactions in our non-GAAP financial measures provides a useful comparison of our operational performance in different periods.
•Stock-based compensation: In periods of non-GAAP net income, we have included the dilutive impact of stock-based compensation in our non-GAAP weighted-average shares. In periods of GAAP net loss, these shares would have been excluded from our GAAP results as they would be anti-dilutive for GAAP. We believe including the dilutive effect of stock-based compensation in our non-GAAP financial measures in periods of net income is helpful to investors as this provides a useful comparison of our operational performance in different periods
(1) Per share amounts have been recast for all prior periods to reflect the effect of the Company’s two-for-one forward common stock split effected in the form of a stock dividend distributed on June 20, 2025.
(2) Stock-based compensation:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2025	2024	2025	2024
Cost of revenue	$6,626	$6,894	$21,737	$20,558
Selling and marketing	15,009	14,169	45,168	41,621
Research and development	7,914	7,308	23,789	22,779
General and administrative	13,492	8,842	30,502	23,260
	$43,041	$37,213	$121,196	$108,218
Income tax benefit	$(547)	$(512)	$(1,700)	$(1,377)
(3) Effective income tax rates:

	Nine Months Ended September 30,
	2025	2024
GAAP	10%	(73)%
non-GAAP	22%	22%
Our GAAP effective income tax rate is subject to significant fluctuations due to several factors, including our stock-based compensation plans, research and development tax credits, and the valuation allowance on our deferred tax assets in the U.S. and U.K. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors, including historical and forecasted earnings by jurisdiction, discrete items, and ability to realize tax assets. We believe it is beneficial for our management to review our non-GAAP results consistent with our annual plan’s effective income tax rate as established at the beginning of each year, given tax rate volatility.

PEGASYSTEMS INC.
RECONCILIATION OF FREE CASH FLOW (1) AND OTHER METRICS
(in thousands, except percentages)

	Nine Months Ended September 30,		Change
	2025	2024
Cash provided by operating activities	$346,796	250,697	38%
Investment in property and equipment	(8,485)	(4,921)
Free cash flow (1)	$338,311	$245,776	38%

Supplemental information (2)
Litigation settlement, net of recoveries	$—	$32,403
Legal fees	15,022	9,232
Restructuring	1,681	4,214
Interest paid on convertible senior notes	1,754	3,767
Income taxes, net of refunds	7,993	32,246
	$26,450	$81,862
(1) Our non-GAAP free cash flow is defined as cash provided by operating activities less investment in property and equipment. Investment in property and equipment fluctuates in amount and frequency and is significantly affected by the timing and size of investments in our facilities and equipment. We provide information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings. This information is not a substitute for financial measures prepared under U.S. GAAP.
(2) The supplemental information discloses items that affect our cash flows and are considered by management not to be representative of our core business operations and ongoing operational performance.
•Litigation settlement, net of recoveries: Cost to settle litigation, net of insurance recoveries, arising from proceedings outside the ordinary course of business. See "Note 20. Commitments And Contingencies" in Item 8 of our Annual Report filed on Form 10-K for the year ended December 31, 2024 and prior filings for further information.
•Legal fees: Legal and related fees arising from proceedings outside the ordinary course of business.
•Restructuring: Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities.
•Interest paid on convertible senior notes: In February 2020, we issued convertible senior notes (the “Notes”), due March 1, 2025, in a private placement. The Notes accrued interest at an annual rate of 0.75%, payable semi-annually in arrears on March 1 and September 1. The outstanding Notes were repaid in their entirety at maturity.
•Income taxes, net of refunds: Direct income taxes paid net of refunds received.
PEGASYSTEMS INC.
ANNUAL CONTRACT VALUE
(in thousands, except percentages)

Annual contract value (“ACV”) - ACV represents the annualized value of our active contracts as of the measurement date. The contract's total value is divided by its duration in years to calculate ACV. ACV is a performance measure that we believe provides useful information to our management and investors.

	September 30, 2025	September 30, 2024	Change		Constant Currency Change
Pega Cloud	$815,370	$640,574	$174,796	27%	27%
Maintenance	296,955	306,753	(9,798)	(3)%	(4)%
Subscription services	1,112,325	947,327	164,998	17%	17%
Subscription license	444,601	412,678	31,923	8%	8%
	$1,556,926	$1,360,005	$196,921	14%	14%

PEGASYSTEMS INC.
BACKLOG
(in thousands, except percentages)

Remaining performance obligations (“Backlog”) - Expected future revenue from existing non-cancellable contracts:
As of September 30, 2025:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Pega Cloud	Maintenance
1 year or less	$609,511	$199,651	$46,228	$158	$43,979	$899,527	51%
1-2 years	319,940	71,730	4,404	—	2,478	398,552	23%
2-3 years	164,125	48,668	746	—	114	213,653	12%
Greater than 3 years	195,133	40,385	7,220	—	56	242,794	14%
	$1,288,709	$360,434	$58,598	$158	$46,627	$1,754,526	100%
% of Total	73%	21%	3%	—%	3%	100%
Change since September 30, 2024
	$224,173	$62,538	$7,589	$(2,411)	$(12,646)	$279,243
	21%	21%	15%	(94)%	(21)%	19%
As of September 30, 2024:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Pega Cloud	Maintenance
1 year or less	$495,637	$188,905	$38,175	$2,252	$54,203	$779,172	53%
1-2 years	310,020	63,701	9,686	317	3,062	386,786	26%
2-3 years	146,877	26,436	3,046	—	2,008	178,367	12%
Greater than 3 years	112,002	18,854	102	—	—	130,958	9%
	$1,064,536	$297,896	$51,009	$2,569	$59,273	$1,475,283	100%
% of Total	73%	20%	3%	—%	4%	100%

PEGASYSTEMS INC.
RECONCILIATION OF GAAP BACKLOG AND CONSTANT CURRENCY BACKLOG
(in millions, except percentages)

	September 30, 2024	September 30, 2025	1 Year Growth Rate
Backlog - GAAP	$1,475	$1,755	19%
Impact of changes in foreign exchange rates	—	(10)
Constant currency backlog	$1,475	$1,745	18%
Note: Constant currency backlog is calculated by applying the September 30, 2024 foreign exchange rates to current period shown.